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                                                                    Exhibit 23.1
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Stock Plan and the 1990 Employee Qualified Stock Purchase Plan of Xilinx, Inc. of our report dated April 23, 1997 with respect to the consolidated financial statements and schedule of Xilinx, Inc. included in the Annual Report (Form 10-K) for the year ended March 29, 1997, filed with the Securities and Exchange Commission


                                    /s/ Ernst & Young LLP



San Jose, California
January 9, 1998